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                                                                    Exhibit 99.1

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                                  NEWS RELEASE
                                  May 28, 2003

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KANKAKEE BANCORP, INC.                                         AVISTON FINANCIAL
                                                                     CORPORATION
310 South Schuyler Avenue                                  101 South Page Street
P.O. Box 3                                                          P.O. Box 115
Kankakee, IL  60901-0003                                 Aviston, Illinois 62216
Telephone:  (815) 937-4440                            Telephone:  (618) 228-7215
Facsimile:  (815) 937-3674                           Facsimile:   (618) 228-7363


For more information contact:                     For more information contact:
Michael A. Griffith, Chairman                 Thomas A. Daiber, Chairman and CEO

                  KANKAKEE BANCORP, INC. AND AVISTON FINANCIAL
                           CORPORATION AGREE TO MERGE

            THOMAS A. DAIBER TO BE PRESIDENT, CHIEF EXECUTIVE OFFICER

KANKAKEE, ILLINOIS -- May 28, 2003--Kankakee Bancorp, Inc. (Amex: KNK) ("Kankakee") and Aviston Financial Corporation ("Aviston") said today they have signed a definitive agreement for the merger of Kankakee and Aviston. The combined organization will have $615 million in total assets and approximately $500 million in total deposits based on March 31, 2003 numbers.

Kankakee reported $517 million in total assets at March 31, 2003 and operates 14 banking offices in northeastern Illinois, covering a six county area from Champaign to 45 miles south of downtown Chicago. Aviston reported $98 million in total assets at March 31, 2003 and operates three locations in southwestern Illinois, including its newest office in Fairview Heights which is 10 miles from downtown St. Louis. As part of the transaction, Kankakee and Aviston will also combine their subsidiary banks, and the resulting institution will have approximately 210 employees. The merger of Kankakee and Aviston, which is subject to stockholder and regulatory approval, is expected to close later this year.

Michael A. Griffith, Chairman of Kankakee, stated, "The combination of Kankakee and Aviston is the next step toward our vision of becoming the premier community financial institution serving the Central Illinois markets between Chicago and St. Louis. We are delighted to have a proven leader like Tom Daiber taking the reins of our organization. His experience will be invaluable as we continue to build our franchise."

Thomas A. Daiber, who is currently Chairman, President and CEO of Aviston, will become the President and CEO of both the merged holding company and the resulting bank. Prior to leading a group of investors who bought Aviston in 2002, Daiber was CFO of Allegiant Bank of St. Louis. During his tenure at Allegiant, the bank grew from $375 million to $2.5 billion in total assets and became the largest bank exclusively serving St. Louis.

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Mr. Daiber stated, "It is an extraordinary opportunity to merge two of the oldest and most established financial institutions in the State of Illinois. Kankakee was founded in 1885 and Aviston traces its roots back to 1909. As we combine these two tremendous institutions, we will be able to offer expanded products and service while continuing to emphasize the customer-responsive and community-oriented approaches that our customers have received for generations."

Mr. Daiber continued, "Kankakee has an excellent retail branch network with a strong core deposit base and is a leading mortgage originator within its market. Kankakee's strength as a retail bank will be a tremendous complement to Aviston's strong and growing commercial banking presence. Kankakee's information technology platform will provide Aviston's customers access to the latest banking technology, products and services. We will immediately offer internet banking, and cash management as well as trust, brokerage and insurance products to our customers. Our combined company will be able to compete efficiently by offering the products and services of banks many times our size while backing our products with kind, friendly service."

"The Aviston stockholders will further benefit as a result of the transaction with the liquidity resulting from converting their investment into a publicly traded stock. Our combined company will also benefit from a larger capital base and lending limit, to support our continued growth," Mr. Daiber added.

The proposed transaction will be structured with Aviston merging into Kankakee. Kankakee's thrift subsidiary, KFS Bank, F.S.B., will be merged into the State Bank of Aviston, with the resulting subsidiary institution operating as an Illinois chartered state bank headquartered in Kankakee. The transaction is subject to necessary regulatory approvals, as well as the approvals of the stockholders of both Kankakee and Aviston. Under the terms of the agreement, Aviston stockholders will receive 0.707 shares of Kankakee common stock for each share of Aviston stock, resulting in the issuance by Kankakee of approximately 350,200 of its shares. Kankakee intends to file a registration statement on Form S-4 with respect to the proposed stock transaction.

Kankakee also announced that it will seek the approval of its stockholders to increase Kankakee's authorized common stock, in part to allow for a proposed stock split, to be effected in the form of a dividend, following the merger. Kankakee also announced that it intends to file a registration statement with the Securities and Exchange Commission to register warrants that it would distribute as a dividend to all of its stockholders. The warrants will be conditionally exercisable upon a declaration by Kankakee's board, and, when exercisable, every four warrants will entitle stockholders to purchase one share of common stock at a to-be-determined price. More specific information with respect to the warrants will be included in the registration statement.

Kankakee and Aviston will be filing a proxy statement and other relevant documents concerning the merger with the Securities and Exchange Commission (the "SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition documents filed with the SEC by Kankakee will be available free of charge from its Corporate Secretary at 310 South Schuyler Avenue, Kankakee, Illinois 60901, telephone (815) 937-4440. Documents filed with the SEC by Aviston will be available free of charge from the Corporate Secretary of Aviston at 101 South Page Street, Aviston, Illinois, 62216, telephone (618) 228-7215. INVESTORS SHOULD READ THE PROXY

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STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains, and future oral and written statements of Kankakee and Aviston and their management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Kankakee and Aviston, respectively. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Kankakee's and Aviston's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Kankakee and Aviston undertake no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the companies to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the companies' general business; (iv) changes in interest rates and prepayment rates of the companies' assets: (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending;
(ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the companies; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning Kankakee and its business, including additional factors that could materially affect Kankakee's financial results, is included in the Kankakee's filings with the Securities and Exchange Commission.